UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 12, 2006
Date of Report (Date of earliest event reported)
Watson Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
311 Bonnie Circle
Corona, California, 92880
(Address of principal executive offices)  (Zip Code)
(951) 493-5300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 13, 2006, Watson Pharmaceuticals, Inc. (“Watson”) and Andrx Corporation (“Andrx”) announced the execution of an Agreement and Plan of Merger, dated as of March 12, 2006 (the “Merger Agreement”), by and among Watson, Andrx and Water Delaware, Inc., a wholly-owned subsidiary of Watson (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Andrx (the “Merger”). The completion of the Merger is subject to several conditions, including the receipt of applicable approvals from Andrx’s stockholders, the absence of any material adverse effect on Andrx’s business and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     In connection with the Merger, each outstanding share of Andrx common stock will be converted into the right to receive $25.00 in cash, without interest. Each option to purchase Andrx common stock that is outstanding and unexercised immediately prior to the effective time of the merger shall be cancelled in exchange for the right to receive from Watson or the surviving corporation a lump sum cash payment (without interest) equal to the product of (x) the excess (if any) of (A) $25.00 over (B) the exercise price per share of Andrx common stock for such option and (y) the number of shares of Andrx common stock underlying such option, less applicable withholding taxes. In addition, each Andrx restricted stock unit that is outstanding immediately prior to the effective time of the Merger, shall be cancelled in exchange for the right to receive from Watson or the surviving corporation a lump sum cash payment (without interest) equal to the product of (x) $25.00 and (y) the number of shares of Andrx common stock underlying such restricted stock unit, less applicable withholding taxes.
     The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the press release attached as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.
     The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Watson and Andrx. The Merger Agreement contains representations and warranties each of Watson and Andrx made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
Item 9.01 Financial Statements and Exhibits.
(c)
2.1	Agreement and Plan of Merger, dated as of March 12, 2006, by and among Watson Pharmaceuticals, Inc., a Nevada corporation, Water Delaware, Inc., a Delaware corporation, and Andrx Corporation, a Delaware corporation.

99.1	Text of press release, dated March 13, 2006.

99.2	Transaction talking points.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2006	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary

Exhibit Index
2.1	Agreement and Plan of Merger, dated as of March 12, 2006, by and among Watson Pharmaceuticals, Inc., a Nevada corporation, Water Delaware, Inc., a Delaware corporation, and Andrx Corporation, a Delaware corporation.

99.1	Text of press release, dated March 13, 2006.

99.2	Transaction talking points.